Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

March 19, 2019

Invitation Homes Inc.

1717 Main Street, Suite 2000

Dallas, TX 75201

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Invitation Homes Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the registration of 230,250,696 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company, which may be sold from time to time by the stockholders named under the caption “Selling Stockholders” in the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Of the Shares, (a) 221,712,868 Shares are currently issued and outstanding (the “Outstanding Shares”), (b) 8,463,285 Shares (the “Conversion Shares”) are issuable upon the conversion of common units of limited partnership interest (the “Units”) in Invitation Homes Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and (c) 74,543 Shares (the “Plan Shares”) are issuable pursuant to unvested restricted stock units (each, a “RSU”) authorized under the Invitation Homes Inc. 2017 Omnibus Incentive Plan (the “Plan”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.    The Registration Statement and the form of prospectus included therein, substantially in the form in which it was transmitted to the Commission under the Securities Act;

2.    The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.    The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Invitation Homes Inc.

March 19, 2019

5.    Resolutions adopted by the Board of Directors of the Company relating to, among other matters, the authorization of (a) the Plan and (b) the filing of the Registration Statement and (c) the registration and issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6.    The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of August 9, 2017 (the “Partnership Agreement”), by and among Invitation Homes OP GP LLC, a Delaware limited liability company and the general partner of the Operating Partnership, the Company, as the Special Limited Partner (as such term is defined therein), and each additional limited partner admitted to the Operating Partnership from time to time, certified as of the date hereof by an officer of the Company;

7.    The Plan, certified as of the date hereof by an officer of the Company;

8.    A certificate executed by an officer of the Company, dated as of the date hereof; and

9.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original

Invitation Homes Inc.

March 19, 2019

documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.    The Outstanding Shares have not been, and the Conversion Shares and Plan Shares will not be, issued or transferred in violation of any restriction or limitation on transfer and ownership of shares of stock of the Company contained in Article VII of the Charter.

6.    Upon the issuance of any of the Conversion Shares or the Plan Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7.    The Units have been duly authorized and validly issued by the Operating Partnership.

8.    Each RSU has been duly authorized, validly granted and, prior to the issuance of any Plan Share in respect of such RSU, will have been duly vested, in accordance with the terms of the Plan, including any restricted stock or similar agreement entered into in connection therewith.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.    The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.    The issuance of the Outstanding Shares has been duly authorized and the Outstanding Shares are validly issued, fully paid and nonassessable.

3.    The issuance of the Conversion Shares has been duly authorized and, when and to the extent issued upon the conversion of Units in accordance with the Resolutions, the Partnership Agreement and the Charter, the Registration Statement, the Conversion Shares will be validly issued, fully paid and nonassessable.

Invitation Homes Inc.

March 19, 2019

4.    The issuance of the Plan Shares has been duly authorized and, when and to the extent issued upon the vesting of RSUs in accordance with the Charter, the Resolutions, the Plan and the Registration Statement, the Plan Shares will be validly issued, fully paid and nonassessable

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP